EXHIBIT 10

                            Reorganization Agreement



THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT'. title SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                   AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

              AGREEMENT made this 24th day of August, 1998, by and between GCST Corp., a Florida corporation, (the :'ISSUER") and the shareholders of Secure America Corporation (tile "SHAREHOLDERS"), which SHAREHOLDERS own all of the issued and outstanding shares of Secure America Corporation. a California corporation("SAI")

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

         1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to SHAREHOLDERS, 5,850.000 shares of the common stock of ISSUER. $0.001 par value (the "Shares"), in exchange for 100% of tile issued and outstanding shares of the SAI, such that SAI shall become a wholly owned subsidiary), of the ISSUER.

         2. REPRESENTATIONS AND WARRANTIES. ISSUER represents and warrants to SHAREHOLDERS and SAI the following:

                  i. Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Florida.

                  ii. Capital. The authorized capital stock of ISSUER consists of 50,000.000 shares of common stock, $0.001 par value, of which 1,000.000 are issued and outstanding. 150,000 of the outstanding shares were fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable fights of others not a part), to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. 850,000 of the outstanding shares of ISSUER are subject to a stock restriction pending Secure America Corporation taking delivery of 504-b funds from proposed offering. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Florida. The Selling Shareholder and the Issuer hereby shall, upon closing, retire and cancel 350,000 shares of the Selling Shareholder's common stock of the Company.

                  iii. Financial Statements. Annexed hereto as Exhibit B to this Agreement are the audited financial statements of ISSUER as of May 20, 1998. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated and fairly present the financial position of ISSUER as of tile date of the balance sheet in the financial statements, and the results of its operations for tile periods indicated.

                  iv. Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

                  v. Assets and Liabilities. ISSUER does not have any debt, liabilities, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. there is no dispute of any kind between ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. ISSUER has no assets. At closing, ISSUER will be free from any' and all liabilities, liens, claims and/or commitments and will continue to have no asserts.

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                  vi.  Ability to Carry Out  Obligations.  ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under an), license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which tine;,' may be bound, nor will any consents or authorizations of any part).' other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in thc creation or imposition or any lien charge or encumbrance, nee on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

                  vii. Full Disclosure. None of representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to bc furnished by the ISSUER. contains or will contain any untrue statement of a material fact, or omit an) material fact the omission of which would be misleading.

                  viii. Contract and Leases. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

                  ix Compliance with Laws. ISSUER has complied with. mid is not in violation of any federal, state, or local statute, law and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

                  x. OTC Bulletin Board Listing . The Company is currently listed on the OTC Electronic Bulletin Board with the following trading symbol' GCCT

                  xi. Litigation. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for an5' such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, wit, injunction, or decree of any federal, slate, local, or foreign court, department, agency, or instrumentality.

                  xii. Conduct of Business. Prior to the closing, ISSUER shall conduct its business in the normal course, and shall not (1) sell pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities,
(5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

                  xiii. Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of Florida.

                  xiv. Title. The Shares to be issued to SHAREHOLDERS will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS. There is no applicable local, state or federal lax,,', rule, regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

SHAREHOLDERS and SAI represent and warrant to ISSUER the following:

                  i. Organization. SAI is a corporation duly organized, validly existing, and in good standing under the laws of California. has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business is all states where it is so required. All actions taken by the Incorporators, directors and shareholders of SAI have been valid and in accordance with the laws of its incorporation.

                  ii. Shareholders and Issued Stock .Exhibit A, annexed hereto sets forth the names and share holdings of' 100% of SAI's shareholders

                  iii. Anti-Dilution. For a period of one year from the date of closing, SHAREHOLDERS and SAI agree that they will not cause or permit the ISSUER to issue in excess of 1,000,000 shares in a Rule 504 offering.

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                  iv. Counsel.  SHAREHOLDERS  and SAI represent and warrant that prior to Closing, that riley are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction and that prior to Closing, the law offices of Eric P. Littman, P.A. has acted as exclusive counsel to the ISSUER and has not represented either the SHAREHOLDERS or SAI in any manner whatsoever.

         4. INVESTMENT INTENT. SHAREHOLDERS agrees that the Shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration ( a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, tile availability of which is to be established to the satisfaction of ISSUER. SHAREHOLDERS agrees, prior to any Transfer, to give written notice to ISSUER expressing his desire to effect the transfer and describing the proposed transfer.

         5. CLOSING Thc closing of this transaction shall take place at the law offices of Eric P. Littman, 7695 S.W. 104th Street, Suite 210. Miami, Florida. Unless the closing of this transaction takes place on or before August 15, 1998, then either party may' terminate this Agreement.

         6.  DOCUMENTS TO BE DELIVERED AT CLOSING.

                  (I)      By the ISSUER
                           -------------

                           (1)  Board  of  Directors  Minutes   authorizing  the
issuance of a certificate or certificates for 5,800,000 Shares, registered as follows:



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         Peter J Ferris:                           4,247,000 Shares
         Bashar Naji:                                275,000 Shares
         Western Funds International, Inc.           870,000 Shares
         Alan Rothman                                 58,000 Shares
         Ashton Partners                               5,000 Shares
         William O. Dorough                           30,000 Shares
         Andrew Friis                                 10,000 Shares
         Dan Schanock                                 10,000 Shares
         David Schanock                                5,000 Shares
         Joe Camillo                                 290,000 Shares

(2)      The resignation of all officers of ISSUER.

(3) A Board of Directors resolution appointing the following as officers and directors of ISSUER:

                                    Peter Ferris:       President, Director
                                    Ann Ferris:         Secretary
                                    Bashar Naji:        Vice President, Director


(4)                                 The  resignation  of all  the  directors  of
                                    ISSUER,   except   that   of   SHAREHOLDER'S
                                    designee dated subsequent to the resolution described in 3, above.

(5) Audit financial statements of ISSUER, which shall include a balance sheet dated as of May 20, 1998 and statements of operations, stockholders equity and cash flow for the twelve month period then ended.

(6) All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and director meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

(7) Such other minutes of ISSUER's shareholders or directors as may reasonably be required by SHAREHOLDERS.



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7.       REMEDIES:

                  i. Arbitration. Any controversy or claim arising out of, or relating tom this Agreement or the making, performance, or interpretation thereof, shall be settled by arbitration in Miami, Dade County, Florida in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

8.       MISCELLANEOUS


                  i. Captions and Headings. The Article and paragraph heads throughout this Agreement are for convenience and reference only', and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

                  ii. No Oral Change: This Agreement and all provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                  iii. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly hi writing and signed by the party against whom such waiver is charged; and (I) the failure of any party, to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of tills Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party' of one breach by another party, shall be construed as a waiver with respect to any other or subsequent breach.

                  iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                  v. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

                  vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  vii. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is It) be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by Fax, as follows:


ISSUER:               Pamela J. Wilkinson
                      200 East Robinson Street, Suite 450
                      Orlando, FL 32801


Copy to:



SAI                   Littman, Esquire
                      7695 S.W. 104:~' Street, Suite 210
                      Miami, Florida 33156


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SAI                   Peter J. Ferris
                      3194 C Airport loop Drive
                      Costa Mesa CA 92626


         IN WITNESS WHEREOF, the undersigned has executed this Agreement this 24th day of August, 1998.


         GCST CORP.                                   SECURE AMERICA CORPORATION


         By: /s/Pamela J. Wilkinson, President         By:/s/Peter J. Ferris
             ---------------------------------            ------------------
             Pamela J. Wilkinson, President               Peter J. Ferris


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